Exhibit 5.1

Vedder Price	VEDDER PRICE P.C. 222 NORTH LASALLE STREET CHICAGO, ILLINOIS 60601 312.609.7500 FAX: 312.609.5005 CHICAGO•NEW YORK CITY• WASHINGTON, D.C.

March 29, 2010
ACCO Brands Corporation
300 Tower Parkway
Lincolnshire, Illinois 60069
Re:	Registration Statement on Form S-4; Exchange Offer for $460,000,000 Aggregate Principal Amount of 10.625% Senior Secured Notes due 2015
Ladies and Gentlemen:
     We have acted as special counsel to ACCO Brands Corporation, a Delaware corporation (the “Company”), in connection with the issuance by the Company of up to $460,000,000 aggregate principal amount of 10.625% Senior Secured Notes due 2015 (the “Exchange Notes”), and the guarantees of the Exchange Notes (the “Guarantees”) by each of the entities listed on Schedule I hereto (each a “Guarantor”, and, collectively, the “Guarantors”), under the Indenture dated as of September 30, 2009 (the “Indenture”), including the Guarantees, among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2010 (the “Registration Statement”). The Exchange Notes and Guarantees will be issued pursuant to an exchange offer (the “Exchange Offer”) for the Company’s outstanding 10.625% Senior Secured Notes due 2015 (the “Outstanding Notes”) on the terms set forth in the prospectus contained in the Registration Statement, the letter of transmittal filed as an exhibit thereto, and the Registration Rights Agreement, dated as of September 30, 2009 (the “Registration Rights Agreement”), by and among the Company, the Guarantors, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Banc of America Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Barrington Research Associates, Inc., CJS Securities, Inc. and SunTrust Robinson Humphrey, Inc. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and the Guarantees.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining

Vedder Price
ACCO Brands Corporation
March 29, 2010

herein as to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that:
     1. When the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Act, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Outstanding Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     2. When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Outstanding Notes and (B) the Guarantees have been duly executed and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Guarantee of each Note Guarantor will be legally valid and binding obligations of each Note Guarantor, enforceable against such Note Guarantor in accordance with their terms.
     Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in Section 6.12 of the Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) provisions purporting to make a guarantor

Vedder Price
ACCO Brands Corporation
March 29, 2010

primarily liable rather than as a surety and (g) the severability, if invalid, of provisions to the foregoing effect.
     We express no opinion with respect to: (i) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (ii) waivers of broadly or vaguely stated rights; (iii) covenants not to compete; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; and (viii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property. We have not been requested to express and, with your consent, do not render any opinion herein with respect to the creation, validity, perfection or priority of any security interest.
     With your consent, we have assumed: (a) that the Indenture, the Guarantees and the Exchange Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/Vedder Price P.C.

SCHEDULE I
ACCO Brands USA LLC, a Delaware limited liability company
Day-Timers, Inc., a Delaware corporation
General Binding Corporation, a Delaware corporation
ACCO International Holdings, Inc., a Delaware corporation
GBC International, Inc., a Nevada corporation
ACCO Brands International, Inc., a Delaware corporation
ACCO Europe Finance Holdings, LLC, a Delaware limited liability company
ACCO Europe International Holdings, LLC, a Delaware limited liability company
Boone International, Inc., a California corporation
Schedule I — Page 1